UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2022, three members of Magellan Midstream Partners, L.P.’s (“Magellan’s”) general partner’s management team are being promoted. Jeff L. Holman will become Executive Vice President in addition to his current titles of Chief Financial Officer and Treasurer, Michael J. Aaronson will become Executive Vice President and Chief Commercial Officer and Melanie A. Little will become Executive Vice President and Chief Operating Officer.

Mr. Holman, age 51, currently serves as Senior Vice President (“SVP”), Chief Financial Officer (“CFO”) and Treasurer and has served in such capacities since 2019. He previously served as Vice President (“VP”), Finance and Treasurer from 2018 to 2019. From 2016 through 2018, Mr. Holman served as VP, Finance, Treasurer and Controller, from 2010 through 2016, as VP, Finance and Treasurer and, from 2007 through 2010, as VP, Finance and Assistant Treasurer and various other treasury positions. Prior to joining Magellan in 2004, he held various accounting and treasury positions with The Williams Companies, Inc. (“Williams”) and MAPCO Inc. (“MAPCO”) since beginning his career in 1994. Mr. Holman earned a bachelor’s degree in Accounting and a bachelor’s degree in English from the University of Tulsa and is a Certified Public Accountant and Chartered Financial Analyst.

Mr. Aaronson, age 47, currently serves as SVP, Business Development and has served in such capacity since 2016. He served as VP, Crude Oil Business Development from 2015 to 2016. From 2014 through 2015, Mr. Aaronson served as VP, Crude Oil Transportation and Storage, from 2012 through 2013, he served as Director, Crude Oil Transportation and Storage and, from 2011 through 2012, he served as Director, Business Development. Prior to joining Magellan in 2011, he served as VP and CFO for Exterran GP LLC from 2010 through 2011. Prior to that, Mr. Aaronson served as Managing Partner of Boulder OAK Investment Fund, a private investment company, from 2009 to 2010. From 1997 to 2009, he served in positions of increasing responsibility with the Global Energy & Power Investment Banking Group of Merrill Lynch & Co., a financial management and advisory firm, including as VP beginning in 2004 and as Director beginning in 2007. Mr. Aaronson earned a bachelor’s degree in Economics and Managerial Studies from Rice University.

Ms. Little, age 52, currently serves as SVP, Operations and has served in such capacity since 2017. She served in VP-level positions from 2011 to 2017 in Crude Oil Commercial and Operations. From 2007 to 2011, Ms. Little was Director of Transportation Services for Refined Products and Marine. From 2004 to 2007, she served in environmental, health and safety management roles at Magellan. Prior to joining Magellan in 2004, Ms. Little worked for Williams as Manager of Environmental Compliance. Prior to joining Williams, she held project management positions in the areas of civil construction and environmental remediation projects on behalf of the U.S. Army. Ms. Little currently serves on the board of directors of Diversified Gas & Oil PLC and has served in such capacity since 2019. She earned a bachelor’s degree in Environmental Engineering from the U.S. Military Academy at West Point and a master’s degree in Civil Engineering from Georgia Institute of Technology.

Upon the effective date of these promotions, Ms. Little and Messrs. Holman and Aaronson will continue to participate in the compensation and benefit plans described in the section entitled "Compensation of Directors and Executive Officers" in Magellan's proxy statement relating to its 2022 Annual Meeting of Limited Partners, as filed with the Securities and Exchange Commission on February 17, 2022 (and such descriptions, with the exception of the sub-section entitled "Compensation Committee Report", are incorporated herein by reference). In addition, their base salaries, Annual Incentive Program payout percentages and Long-Term Incentive Plan awards following the effective date of these promotions will be as follows:

Name	Base Salary	Annual Incentive Program Payout Percentage	Long-Term Incentive Plan
			2022 Performance-Based Award	2022 Time-Based Award
Jeff L. Holman	$575,000	90%	19,794	19,793
Michael J. Aaronson	$500,000	90%	14,336	14,335
Melanie A. Little	$500,000	90%	14,611	14,610

There are no arrangements or understandings between each of Ms. Little and Messrs. Holman and Aaronson and any other person pursuant to which each was selected as an officer. There are no existing relationships between each of Ms. Little and Messrs. Holman and Aaronson and Magellan or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: June 1, 2022	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Vice President and Secretary